EXHIBIT 99.1

FOR IMMEDIATE RELEASE	QUALCOMM Contact:
Bill Davidson
Vice President, Investor Relations
1-(858) 658-4813 (ph) 1-(858)651-9303 (fax)
e-mail: ir@qualcomm.com

QUALCOMM Announces Third Quarter Fiscal 2005 Results
Revenues $1.36 Billion, EPS $0.33
Pro Forma Revenues $1.36 Billion, EPS $0.28

SAN DIEGO – July 20, 2005 – QUALCOMM Incorporated (NASDAQ: QCOM), a pioneer and innovator of Code Division Multiple Access (CDMA) and other advanced wireless technologies, today announced results for its third fiscal quarter ended June 26, 2005.

Total QUALCOMM Third Quarter Results:

•	Revenues: $1.36 billion, up 1 percent year-over-year and down 1 percent sequentially.

•	Net income: $560 million, up 15 percent year-over-year and 5 percent sequentially.

•	Diluted earnings per share: $0.33, up 14 percent year-over-year and 6 percent sequentially.

•	Effective tax rate: approximately 18 percent for the quarter. Fiscal 2005 estimated tax rate is approximately 22 percent.

•	Operating cash flow: $523 million, up 13 percent year-over year; 39 percent of revenue.

•	Dividends: paid $147 million in cash dividends.

•	Stock repurchase: in the third quarter, repurchased 20.9 million shares of stock at a net cost of $723 million; year-to-date, repurchased 27.1 million shares at a net cost of $953 million. Two outstanding put options, if exercised, will require us to repurchase an additional 11.5 million shares for a net cost of $389 million.

Pro Forma Defined

Consistent with the second quarter of 2005, pro forma results exclude the QUALCOMM Strategic Initiatives (QSI) segment and one-time tax benefits recorded in the second and third quarters of fiscal 2005, and are presented as if the “New Method”1 of recording royalties had been in use in the prior year.

[1] The New Method of recording royalties is based solely on reports received from licensees for royalty bearing sales of equipment in the prior quarter. The Company adopted this New Method during the fourth quarter of fiscal 2004 on a prospective basis. Under the Prior Method of recording royalties, the Company recorded an estimate of earned royalties in the quarter preceding its receipt of licensee reports. Results under the New Method are presented herein to assist investors with evaluating financial performance on a comparable basis.

-more-

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 2 of 21

QUALCOMM Pro Forma Third Quarter Results:

•	Revenues: $1.36 billion, up 2 percent year-over-year, and down 1 percent sequentially.

•	Net income: $465 million, down 4 percent year-over-year and 5 percent sequentially.

•	Diluted earnings per share: $0.28, down 3 percent year-over-year and sequentially, excludes $0.05 per share attributable to the QSI segment and $0.01 per share attributable to a one-time tax benefit recorded in the third quarter of fiscal 2005. (The sum of pro forma earnings per share and items excluded do not equal total QUALCOMM earnings per share due to rounding.)

•	Effective tax rate: approximately 29 percent for the quarter. Fiscal 2005 estimated tax rate of approximately 28 percent.

•	Free cash flow: $368 million, down 6 percent year-over-year; 27 percent of revenue. (Defined as net cash from operating activities less capital expenditures.)

Detailed reconciliations between total QUALCOMM results and QUALCOMM pro forma results and cash flows are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.

“We are pleased to increase our fiscal year earnings projections, primarily as a result of greater shipments of higher priced WCDMA handsets reflected in our June results. Volume shipments of WCDMA and 1xEV-DO MSMs have increased substantially year-over-year and sequentially, and we look forward to further increases in the quarters ahead. We are projecting continued acceleration in WCDMA and 1xEV-DO shipments toward the end of 2005 and beyond as exciting new handsets in a broad range of price points enable operators to address a larger segment of their subscriber base,” said Dr. Paul E. Jacobs, CEO of QUALCOMM.

“QUALCOMM’s third generation (3G) products and technologies have helped create a wireless value chain that has grown revenues for QUALCOMM and our partners: wireless content providers, application developers, manufacturers and wireless operators. With the launch of MSM7500, we are providing our partners with an even more powerful hardware platform to build new services that will change the way consumers think about their wireless phone.”

“We have increased our research and development investment year-over-year to capitalize on the opportunities afforded by the continued and significant transition to 3G. Our efforts have resulted in

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 3 of 21

extensive enhancements to fundamental CDMA performance through the development and use of inventions related to diversity receivers, interference cancellation, equalizers, and multi-carrier radios. In addition, we have continued our long history of innovation by developing compelling new technologies, such as 1xEV-DO Gold Multicast, Platinum Multicast and the FLO air interface, that can greatly improve the efficient use of operators’ spectrum and enable multimedia services to be made available to the mass market at affordable prices. QUALCOMM remains focused on bringing new services and features to market through innovation in technologies, products and services, and driving down the costs of this innovation through integration in our chips.”

Cash and Marketable Securities

QUALCOMM’s cash, cash equivalents and marketable securities totaled approximately $7.9 billion at the end of the third quarter of fiscal 2005, compared to $7.6 billion on September 26, 2004 and $7.0 billion on June 27, 2004. During the third quarter of fiscal 2005, we paid cash dividends of $147 million and repurchased shares of stock at a net cost of $723 million.

Research and Development

Research and development expenses were $259 million in the third fiscal quarter, up 34 percent year-over-year and 3 percent sequentially, largely attributable to increased headcount related to development of integrated circuit products and initiatives to support lower cost solutions, multimedia applications, high-speed wireless Internet access and multimode, multiband, multinetwork products, including CDMA2000 1xEV-DO, WCDMA and HSDPA. R&D expenses include $13 million attributable to MediaFLO USA in the QUALCOMM Strategic Initiatives (QSI) segment, as compared to $7 million in the prior year quarter.

Selling, General and Administrative

Selling, general and administrative (SG&A) expenses were $150 million in the third fiscal quarter, down 4 percent year-over-year and 3 percent sequentially.

Effective Income Tax Rate

Our fiscal 2005 effective income tax rate for total QUALCOMM is now estimated to be approximately 22 percent, compared to our previous estimate of approximately 24 percent. The decrease in our estimated annual effective tax rate for total QUALCOMM is primarily the result of

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 4 of 21

our increased ability to use capital loss carryforwards as well as an election to compute our California tax on the basis of our U.S. operations only. Since these benefits were recorded in the third quarter of fiscal 2005, the rate for the third quarter of fiscal 2005 of approximately 18% for total QUALCOMM is lower than the estimated annual effective tax rate. Our fiscal 2005 pro forma effective tax rate is estimated to be approximately 28 percent, consistent with our previous estimate. For fiscal 2005 pro forma presentation we excluded $0.01 diluted earnings per share, for the benefit related to the California tax election attributable to fiscal 2004.

QUALCOMM Strategic Initiatives (QSI)

The QSI segment includes our strategic investments and related income and expenses. The third quarter of fiscal 2005 results consisted primarily of a $48 million gain on our minority investment in a wireless publisher and $10 million of other income, partially offset by $22 million of operating expenses primarily related to MediaFLO USA and $7 million in equity in losses of investees. Total QUALCOMM results for the third quarter of fiscal 2005 include $0.05 diluted earnings per share for the QSI segment, compared to break-even QSI results in the third quarter of fiscal 2004.

Business Outlook

The following statements are forward-looking and actual results may differ materially. Please see Note Regarding Forward-Looking Statements at the end of this news release for a description of certain risk factors and QUALCOMM’s annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain income and expense items such as realized investment gains or losses in QSI and asset impairments cannot be accurately forecast. Accordingly, the Company excludes forecasts of such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.

A pro forma outlook is provided consistent with the presentation of pro forma results provided elsewhere herein. Total QUALCOMM outlook for fiscal 2005 is compared to total QUALCOMM results for fiscal 2004 which reflect only partial economic performance of the Company’s licensing business in the fourth quarter of fiscal 2004 due to the prospective change to the New Method during that period.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 5 of 21

Our updated guidance, compared to our prior guidance, reflects an increase in the midpoint of our pro forma earnings per share estimates of $0.02 for fiscal 2005. In addition, we are decreasing the estimate for calendar 2005 handset shipments by approximately 5 percent which is largely attributable to our expectations that the sale of WCDMA handsets in Europe in the second half of the calendar year will be less than previously estimated for the year. Our handset shipment forecast will be discussed in more detail during our third quarter conference call. This call is scheduled for 2:30pm (PDT) on Wednesday July 20, 2005. Refer to conference call dial-in information included at the end of this press release.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 6 of 21

The following estimates are approximations and are based on the current business outlook:

Business Outlook Summary

FISCAL YEAR

	Prior Year	Prior Guidance	Current Guidance
	FY 2004	FY 2005	FY 2005
	Results	Estimates	Estimates
QUALCOMM Pro Forma
Revenues	$5.0B	$5.5B-$5.7B	$5.55B-$5.65B
Year-over-year change		increase 9% - 13%	increase 10% - 12%
Diluted earnings per share (EPS)	$1.07	$1.10-$1.14	$1.13-$1.15
Year-over-year change		increase 3% -7%	increase 6% - 7%

Total QUALCOMM
Revenues	$4.9B	$5.5B-$5.7B	$5.55B-$5.65B
Year-over-year change		increase 13% - 17%	increase 14% - 16%
Diluted earnings per share (EPS)	$1.03	$1.14-$1.18	$1.22-$1.24
Year-over-year change		increase 11% - 15%	increase 18% - 20%
EPS attributable to QSI	$0.01	$0.01	$0.05
EPS attributable to tax benefits related to 2004		$0.03	$0.04

Metrics
Fiscal year* CDMA/WCDMA handset unit wholesale average selling price	approx. $205	$211	$215

* Shipments in Sep. to June quarters, reported Dec. to Sep.

FOURTH QUARTER

	Prior Year		Current Guidance
	Q4’04		Q4’05
	Results		Estimates
QUALCOMM Pro Forma
Revenues	$1.4B		$1.43B-$1.53B
Year-over-year change			increase 4% - 12%
Diluted earnings per share (EPS)	$0.30		$0.29-$0.31
Year-over-year change			decrease 3% - increase 3%

Total QUALCOMM
Revenues	$1.1B		$1.43B-$1.53B
Year-over-year change			increase 28% - 37%
Diluted earnings per share (EPS)	$0.23		$0.28-$0.30
Year-over-year change			increase 22% - 30%
EPS attributable to QSI	$0.03		($0.01)

Metrics
MSM Shipments	approx. 39M		38M - 40M
CDMA/WCDMA handset units shipped	approx. 40M (Jun Qtr	)	43M - 45M (Jun Qtr )
CDMA/WCDMA handset unit wholesale average selling price	approx. $212 (Jun Qtr	)	$215(JunQtr )

CALENDAR YEAR handset estimates

Prior Guidance
		Calendar 2005	Current Guidance
CDMA/WCDMA handset unit shipments	Calendar 2004	Estimates	Calendar 2005 Estimates
March quarter actuals	approx. 38M	40M-42M	approx. 43M
June quarter	approx. 40M	not provided	43M - 45M
September quarter	approx. 40M	not provided	not provided
December quarter	approx. 52M	not provided	not provided
Calendar year range	approx. 170M	208M - 218M	198M - 208M
		Midpoint	Midpoint
CDMA/WCDMA units	approx. 170M	213M	203M
CDMA units	approx. 148M	163M	158M
WCDMA units	approx. 22M	50M	45M

Sums may not equal totals due to rounding

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 7 of 21

Results of Business Segments The following tables, which present segment information, have been adjusted to reflect the 2005 segment presentation (Note 1), as well as to present QTL results for fiscal year 2004 as if the New Method of recognizing QTL revenues had been in effect for the entire year (Note 4.) GAAP equivalents and reconciliations for fiscal 2004 periods are included at the end of this news release (dollars in millions, except per share data):

Third Quarter - Fiscal Year 2005

				Reconciling	QUALCOMM	Tax Adjustment		Total
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	(6)	QSI	QUALCOMM
Revenues	766	448	164	(20)	1,358	—	—	1,358
Change from prior year quarter (New Method for QTL (4))	(4%)	7%	15%	N/M	2%			2%
Change from prior quarter	3%	(9%)	9%	N/M	(1%)			(1%)
Earnings before taxes	186	407	12	51	656	—	30	686
Change from prior year quarter (New Method for QTL (4))	(27%)	7%	1100%	N/M	(1%)		N/M	5%
Change from prior quarter	18%	(9%)	50%	N/M	(2%)		N/M	8%
Net income					465	16	79	560
Change from prior year quarter (New Method for QTL (4))					(4%)	N/M	N/M	18%
Change from prior quarter					(5%)	N/M	N/M	5%
Diluted earnings per common share					0.28	0.01	0.05	0.33
Change from prior year quarter (New Method for QTL (4))					(3%)	N/M	N/M	18%
Change from prior quarter					(3%)	N/M	N/M	6%

Second Quarter - Fiscal Year 2005

				Reconciling	QUALCOMM	Tax Adjustment		Total
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	(5)	QSI	QUALCOMM
Revenues	746	493	151	(25)	1,365	—	—	1,365
Earnings (loss) before taxes	158	448	8	52	666	—	(33)	633
Net income (loss)					487	55	(10)	532
Diluted earnings (loss) per common share					0.29	0.03	(0.01)	0.31

Third Quarter - Fiscal Year 2004

					QUALCOMM
		New Method		Reconciling	Pro Forma
Segments	QCT(1)*	QTL (4)*	QWI(1)*	Items (1)(2)*	(1)(4)*
Revenues	794	420	143	(32)	1,325
Earnings from continuing operations before taxes	255	382	1	26	664
Net income					482
Diluted earnings per common share (3)					0.29

Nine Months - Fiscal Year 2005

						Tax
				Reconciling	QUALCOMM	Adjustments(5)		Total
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	(6)	QSI	QUALCOMM
Revenues	2,378	1,342	473	(81)	4,112	—	—	4,112
Change from prior year (New Method for QTL (4))	5%	24%	13%	N/M	12%			12%
Earnings from continuing operations before taxes	586	1,212	37	151	1,986	—	37	2,023
Change from prior year (New Method for QTL (4))	(24%)	23%	429%	N/M	9%		N/M	14%
Net income					1,427	71	107	1,605
Change from prior year (New Method for QTL (4))					10%	N/M	N/M	27%
Diluted earnings per common share					0.84	0.04	0.06	0.95
Change from prior year (New Method for QTL (4))					8%	N/M	N/M	25%

Nine Months - Fiscal Year 2004

					QUALCOMM
		New Method		Reconciling	Pro Forma
Segments	QCT(1)*	QTL (4)*	QWI(1)*	Items (1)(2)*	(1)(4)*
Revenues	2,261	1,078	417	(95)	3,661
Earnings from continuing operations before taxes	776	982	7	56	1,821
Net income					1,302
Diluted earnings per common share (3)					0.78

(1)	During the first quarter of fiscal 2005, the Company reorganized its MediaFLO USA business into the QSI segment. The operating expenses related to the MediaFLO USA business were included in reconciling items through the end of fiscal 2004. Also during the first quarter of fiscal 2005, the Company reorganized a division in the QWI segment that develops and sells test tools into the QCT segment. Prior period segment information has been adjusted to conform to the new segment presentation.

(2)	Reconciling items related to revenues consist primarily of other non-reportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of corporate expenses not allocated to the segments for management reporting purposes, unallocated net investment income, non-reportable segment results and the elimination of intercompany profit.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 8 of 21

(3)	The Company effected a two-for-one stock split in August 2004. All references to number of shares and per share amounts reflect the stock split.

(4)	QTL’s results in the fourth quarter of fiscal 2004 reflect the Company’s decision to make the prospective change to the New Method of recording royalties based solely on reports received from licensees for royalty bearing sales of equipment in the prior quarter. This change had the one-time effect of reducing royalty revenues in the fourth quarter of fiscal 2004. Results using the New Method of recording royalties are presented for prior periods to illustrate the differences between the Prior Method of recording royalties and the New Method implemented during the fourth quarter of fiscal 2004. The QTL percentage increases over the prior year quarter on a GAAP basis are as follows: Q3 Revenues, 3% increase, Q3 EBT, 2% increase, year to date revenues, 14% increase, year to date EBT, 12% increase.

(5)	During the second quarter of fiscal 2005, the Company decreased its estimate of R&D costs allocable to the Company’s foreign operations under an intercompany cost sharing agreement. Due to this change in estimate, the effective tax rate in the second quarter for total QUALCOMM includes a $55 million benefit, or $0.03 diluted earnings per share, related to fiscal 2004 and a $17 million benefit, or $0.01 diluted earnings per share, related to the first quarter of fiscal 2005. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.

(6)	During the third quarter of fiscal 2005, the Company made an election to compute its California tax on the basis of its U.S. operations only, which resulted in a $38 million tax benefit. Our effective tax rate in the third quarter of fiscal 2005 for total QUALCOMM excluding QSI includes a $16 million tax benefit, or $0.01 diluted earnings per share, for this California tax election related to fiscal 2004. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.

*	As adjusted as described in the notes above.

N/M – Not Meaningful

Sums may not equal totals due to rounding.

Business Segment Information

QUALCOMM CDMA Technologies (QCT)

•	QCT shipped approximately 36 million MSM phone chips to customers worldwide during the third fiscal quarter of 2005, compared to approximately 35 million units in the same quarter of 2004 and approximately 37 million units in the second quarter of fiscal 2005.

•	Strong global traction continues for QCT’s CDMA2000 1xEV-DO chipsets with more than 30 1xEV-DO phones based on the MSM6500 Multimedia Platform chipsets launched, delivering mainstream wireless multimedia to Korea, Japan, North America and Latin America. Handsets based on our MSM6550 Enhanced Multimedia Platform chipset were introduced in Korea and Japan. The highly-integrated, multimedia-rich MSM6550 chipset progressed from sampling to commercial availability in a handset in less than a year.

•	QCT continues to increase its WCDMA customer base. More than 30 wireless device manufacturers have selected QCT’s chipset solutions for WCDMA/HSDPA networks worldwide. Several of these manufacturers have MSM6250-based handsets and data cards commercially available with more than 90 WCDMA/HSDPA devices either currently in design or commercially available based on QCT chipsets.

•	QCT sampled the dual-CPU MSM7500 Convergence Platform single-chip solution, with the capability to transform the wireless device into the ultimate personal multimedia experience.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 9 of 21

This chip will enable devices from high-end PDAs and Smartphones to cost-effective wireless computers to portable video players, music centers, gaming consoles and more.

•	QCT announced the first products in the QUALCOMM Single Chip (QSC) family, targeted to deliver affordable voice and basic multimedia solutions to multiple segments within the entry-level market. This architecture combines baseband modem, multimedia engines, radio transceiver and power management functionality, plus built-in security in the industry’s first single-chip CDMA2000 1X solutions.

QUALCOMM Technology Licensing (QTL)

•	During the quarter, four major Chinese manufacturers entered into WCDMA subscriber unit license agreements at QUALCOMM’s standard royalty rates; increasing the total number of such licensees to five plus an additional Chinese manufacturer that has entered into an interim agreement at QUALCOMM’s standard royalty rates.

•	Approximately 125 major wireless equipment manufacturers are now licensed by QUALCOMM for CDMA2000 products.

•	Approximately 60 major wireless equipment manufacturers are now licensed by QUALCOMM for WCDMA and TD-SCDMA products.

•	Licensee information for the second quarter of fiscal 2005 as reported by licensees and included in revenue in the third quarter of fiscal 2005:

o	We estimate WCDMA royalties contributed approximately 36 percent of total royalties compared to approximately 25 percent of total royalties in the year ago quarter and approximately 32 percent of total royalties in the prior quarter.

o	World-wide shipments of approximately 43 million subscriber units at an average selling price of approximately $231 occurred in the quarter ended March 2005.

o	Forty-two subscriber licensees reported sales of CDMA2000 1X products and 14 subscriber licensees reported sales of WCDMA products, as compared to 11 WCDMA subscriber licensees that reported in the year ago period.

o	Twelve infrastructure licensees reported sales of CDMA2000 1X products and 13 infrastructure licensees reported sales of WCDMA products, as compared to 11 WCDMA infrastructure licensees that reported in the year ago period.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 10 of 21

QUALCOMM Wireless & Internet Group (QWI)

     QUALCOMM Internet Services (QIS)

•	As of July 2005, 45 wireless operators were offering BREW services in 24 countries. As of June 2005, BREW publishers and developers have earned more than $350 million to date from the sale of wireless applications and services developed for the BREW solution, compared to the more than $200 million announced in October 2004.

•	Through July, three operators, including ALLTEL, have entered into agreements to license the BREW uiOne user interface offering.

     QUALCOMM Wireless Business Solutions® (QWBS)

•	QWBS shipped nearly 13,800 satellite-based systems (OmniTRACS, TruckMAIL) in the third quarter of fiscal 2005 compared to nearly 10,200 in the third quarter of fiscal 2004 and approximately 8,800 in the second quarter of fiscal 2005. This brings cumulative total satellite-based systems shipped worldwide to nearly 556,000.

•	QWBS shipped more than 19,600 terrestrial-based systems (OmniExpress, GlobalTRACS, T2 Untethered TrailerTRACS and LINQ) in the third quarter of fiscal 2005 compared to nearly 2,300 terrestrial-based systems in the third quarter of fiscal 2004 and nearly 13,800 terrestrial-based systems in the second quarter of fiscal 2005. This brings the cumulative total terrestrial-based systems shipped worldwide to nearly 68,000.

Conference Call

QUALCOMM’s third quarter fiscal 2005 earnings conference call will be broadcast live on July 20, 2005 beginning at 2:30 p.m. (PDT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on July 20, 2005 beginning at approximately 5:00 p.m. (PDT) through August 4, 2005 at 5:00 p.m. (PDT). To listen to the replay, U.S. callers may dial (800) 633-8284 and international callers may dial (402) 977-9140. U.S. and international callers should use reservation number

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 11 of 21

21245566. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.

Editor’s Note: if you would like additional information on QUALCOMM, please view the QUALCOMM press room at http://www.qualcomm.com/press/index.html .

QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2005 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.

Note Regarding Use of Non-GAAP Financial Measures

Pro forma financial measurements are used by management to evaluate, assess and benchmark the Company’s operating results, and the Company believes that pro forma reporting represents relevant and useful information that is widely used by analysts, investors, and other interested parties in our industry. The Company presents pro forma financial information excluding the QUALCOMM Strategic Initiatives (QSI) segment to facilitate evaluation of its ongoing core operating businesses, including QUALCOMM CDMA Technologies (QCT), QUALCOMM Technology Licensing (QTL) and QUALCOMM Wireless & Internet (QWI). QSI results relate to strategic investments for which the Company has exit strategies of varying durations. Management believes that the information excluding QSI presents a more representative view of the operating and liquidity performance of the Company because it excludes the effect of fluctuations in value of investments that are unrelated to the Company’s operational performance.

The Company presents pro forma financial results as though the New Method of recording royalties had been in effect for prior periods to facilitate evaluation by management, investors and analysts of the results for these periods on a comparable basis to the Company’s current results, current guidance and future periods. The Company believes that this presentation is useful in evaluating performance on a consistent and comparable basis.

The Company presents pro forma results for fiscal 2005 excluding one-time tax benefits related to fiscal 2004 to provide management, as well as investors, a clearer understanding of its ongoing tax

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 12 of 21

rate and after tax earnings. The Company believes that this presentation is useful in evaluating performance on a consistent and comparable basis.

The Company’s management uses pro forma cash flow information including marketable securities to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable securities as liquid assets available to fund operations, which result from cash management strategies designed to increase yields. However, these instruments do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows” and must be excluded from the GAAP statements of cash flows. Since the GAAP statements of cash flows reconcile the Company’s beginning and ending cash and cash equivalents balances, the purchases and sales of marketable securities are presented as inflows and outflows. For internal analysis of the Company’s cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. If required, such investments could be settled relatively quickly as additional cash resources are needed. The Company believes that this non-GAAP presentation is a helpful measure of the Company’s liquidity.

The non-GAAP pro forma financial information presented herein should be considered in addition, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, pro forma is not a term defined by GAAP and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total QUALCOMM results and QUALCOMM pro forma results and total QUALCOMM cash flow and QUALCOMM pro forma changes in cash, cash equivalents and marketable securities are presented herein.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA based networks and CDMA based technology, including CDMA2000 1X, 1xEV-DO and WCDMA, both domestically and internationally; our dependence on major customers and licensees; fluctuations in the demand for CDMA based products, services or applications; foreign

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 13 of 21

currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; developments in current and future litigation, as well as the other risks detailed from time-to-time in the Company’s SEC reports.

###

QUALCOMM®, QUALCOMM Wireless Business Solutions®, Mobile Station Modem™, MSM™, FLO™, MediaFLO™, gpsOne®, CSM™, QUALCOMM Single Chip™, QSC™, MSM6500™, MSM6250™, MSM6550™, MSM7500™, BREW®, uiOne ™, TruckMAIL™, OmniTRACS®, OmniExpress®, GlobalTRACS®, T2™, LINQ™ and Untethered TrailerTRACS® are trademarks and/or service marks of QUALCOMM Incorporated. CDMA2000®is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 14 of 21

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 26, 2005
						Total
	Pro Forma		Tax Adjustment	QSI		QUALCOMM
Revenues:
Equipment and services	$882		$—	$—		$882
Licensing and royalty fees	476		—	—		476

	1,358		—	—		1,358

Operating expenses:
Cost of equipment and services revenues	389		—	—		389
Research and development	246		—	13		259
Selling, general and administrative	151		—	(1	)(a)	150

Total operating expenses	786		—	12		798

Operating income (loss)	572		—	(12)		560

Investment income (expense), net	84	(b)	—	42	(c)	126

Income (loss) before income taxes	656		—	30		686
Income tax (expense) benefit	(191	)(d)	16	49		(126	)(d)

Net income (loss)	$465		$16	$79		$560

Earnings per common share:
Diluted (e)	$0.28		$0.01	$0.05		$0.33

Shares used in per share calculations:
Diluted	1,683		1,683	1,683		1,683

Supplemental Financial Data:
Operating Cash Flow	$520		$—	$3		$523
Operating Cash Flow as a % of Revenue	38%					39%
Free Cash Flow (f)	$368		$—	$(1)		$367
Free Cash Flow as a % of Revenue	27%					27%

(a)	Includes $9 million of SG&A expenses more than offset by $10 million of other income.

(b)	Includes $68 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, and $28 million in net realized gains on investments, partially offset by $9 million in losses on derivatives, $2 million in interest expense and $1 million in other-than-temporary losses on marketable securities.

(c)	Includes $46 million in net realized gains on investments and $2 million in interest income, partially offset by $7 million in equity in losses of investees.

(d)	The estimated effective tax rate for fiscal 2005 for total QUALCOMM is approximately 22% and QUALCOMM pro forma is approximately 28%. The third quarter of fiscal 2005 tax rate of 18% for total QUALCOMM is lower than the estimated annual effective tax rate primarily as a result of a $42 million benefit in the QSI segment from an increase in the forecast of our ability to use capital loss carryforwards and a $38 million benefit from an election to compute our California tax on the basis of our U.S. operations only.

(e)	Sums of diluted earnings per share amounts may not equal totals due to rounding.

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the three months ended June 26, 2005, included herein.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 15 of 21

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Nine Months Ended June 26, 2005
			Tax		Total
	Pro Forma		Adjustments	QSI	QUALCOMM
Revenues:
Equipment and services	$2,708		$—	$—	$2,708
Licensing and royalty fees	1,404		—	—	1,404

	4,112		—	—	4,112

Operating expenses:
Cost of equipment and services revenues	1,204		—	—	1,204
Research and development	707		—	33	740
Selling, general and administrative	442		—	10	452

Total operating expenses	2,353		—	43	2,396

Operating income (loss)	1,759		—	(43)	1,716

Investment income (expense), net	227	(a)	—	80 (b)	307

Income before income taxes	1,986		—	37	2,023
Income tax (expense) benefit	(559	)(c)	71	70	(418	)(c)

Net income (loss)	$1,427		$71	$107	$1,605

Earnings per common share:
Diluted	$0.84		$0.04	$0.06	$0.95

Shares used in per share calculations:
Diluted	1,697		1,697	1,697	1,697

Supplemental Financial Data:
Operating Cash Flow	$1,741		$—	$—	$1,741
Operating Cash Flow as a % of Revenue	42%				42%
Free Cash Flow (d)	$1,385		$—	$(82)	$1,303
Free Cash Flow as a % of Revenue	34%				32%

(a)	Includes $181 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, and $68 million in net realized gains on investments, partially offset by $12 million in derivative losses, $7 million of other-than-temporary losses on marketable securities and $3 million in interest expense.

(b)	Includes $98 million in net realized gains on investments and a $3 million gain on derivative instruments, partially offset by $24 million in equity in losses of investees.

(c)	The estimated effective tax rate for fiscal 2005 for total QUALCOMM is approximately 22% and QUALCOMM pro forma is approximately 28%. The 21% tax rate for the first nine months of fiscal 2005 for total QUALCOMM is lower than the estimated annual effective tax rate primarily as a result of certain tax items recorded during the first nine months.

(d)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the nine months ended June 26, 2005, included herein.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 16 of 21

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended June 26, 2005
		Tax		Total
	Pro Forma	Adjustment	QSI	QUALCOMM
Earnings (losses) before taxes, depreciation, amortization and other adjustments (1)	$666	$—	$(7)	$659
Working capital changes and taxes paid (2)	(146)	—	10	(136)

Net cash provided by operating activities	520	—	3	523

Capital expenditures	(152)	—	(4)	(156)

Free cash flow (Net cash provided by operating activities less capital expenditures)	368	—	(1)	367

Net additional share capital	54	—	—	54
Repurchase and retirement of common stock	(723)	—	—	(723)
Proceeds from put options	15	—	—	15
Dividends paid	(147)	—	—	(147)
Other investments	—	—	(4)	(4)
Other items, net	—	—	4	4
Changes in fair value and other changes to marketable securities	31	—	35	66
Marketable securities pending settlement payment	(68)	—	—	(68)
Transfer from QSI (3)	74	—	(74)	—
Transfer to QSI (4)	(7)	—	7	—

Net decrease in cash, cash equivalents and marketable securities (5)	$(403)	$—	$(33)	$(436)

(1) Reconciliation to GAAP:
Net income	$465	$16	$79	$560
Non-cash adjustments (a)	238	(16)	(40)	182
Net realized gains on marketable securities and other investments	(28)	—	(46)	(74)
Net taxes paid	(9)	—	—	(9)

Earnings (losses) before taxes, depreciation, amortization and other adjustments	$666	$—	$(7)	$659

(2) Reconciliation to GAAP:
(Decrease) increase in cash resulting from changes in working capital	$(155)	$—	$10	$(145)
Net taxes paid	9	—	—	9

Working capital changes and taxes paid	$(146)	$—	$10	$(136)

(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:
Net decrease in cash and cash equivalents (GAAP)	$(278)	$—	$—	$(278)
Plus: Net proceeds of marketable securities	(88)	—	(68)	(156)
Plus: Net increase in fair value and other changes to marketable securities	31	—	35	66
Plus: Net decrease in marketable securities pending settlement receipt	(68)	—	—	(68)

Net decrease in cash, cash equivalents and marketable securities	$(403)	$—	$(33)	$(436)

(a) See detail on the following pages.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 17 of 21

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended June 26, 2005
		Tax		Total
	Pro Forma	Adjustments	QSI	QUALCOMM
Earnings (losses) before taxes, depreciation, amortization and other adjustments (1)	$1,884	$—	$(37)	$1,847
Working capital changes and taxes paid (2)	(143)	—	37	(106)

Net cash provided by operating activities	1,741	—	—	1,741

Capital expenditures	(356)	—	(82)	(438)

Free cash flow (Net cash provided by operating activities less capital expenditures)	1,385	—	(82)	1,303

Net additional share capital	236	—	—	236
Repurchase and retirement of common stock	(953)	—	—	(953)
Proceeds from put options	29	—	—	29
Dividends paid	(377)	—	—	(377)
Net collections of finance receivables	1	—	—	1
Issuance of note receivable	—	—	(14)	(14)
Other investments and acquisitions, net of cash acquired	(177)	—	(12)	(189)
Other items, net	1	—	28	29
Changes in fair value and other changes to marketable securities	55	—	126	181
Marketable securities pending settlement payment	(17)	—	—	(17)
Transfer from QSI (3)	158	—	(158)	—
Transfer to QSI (4)	(126)	—	126	—

Net increase in cash, cash equivalents and marketable securities (5)	$215	$—	$14	$229

(1) Reconciliation to GAAP:
Net income	$1,427	$71	$107	$1,605
Non-cash adjustments (b)	623	(71)	(46)	506
Net realized gains on marketable securities and other investments	(68)	—	(98)	(166)
Net taxes paid	(98)	—	—	(98)

Earnings (losses) before taxes, depreciation, amortization and other adjustments	$1,884	$—	$(37)	$1,847

(2) Reconciliation to GAAP:
(Decrease) increase in cash resulting from changes in working capital	$(241)	$—	$37	$(204)
Net taxes paid	98	—	—	98

Working capital changes and taxes paid	$(143)	$—	$37	$(106)

(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments, and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:
Net increase in cash and cash equivalents (GAAP)	$146	$—	$—	$146
Plus: Net purchase (proceeds) of marketable securities	31	—	(112)	(81)
Plus: Net increase in fair value and other changes to marketable securities	55	—	126	181
Plus: Net decrease in marketable securities pending settlement receipt	(17)	—	—	(17)

Net increase in cash, cash equivalents and marketable securities	$215	$—	$14	$229

(b) See detail on the following page.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 18 of 21

QUALCOMM Incorporated
SUPPLEMENTAL DETAIL TO THE
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
(In millions)
(Unaudited)

	Three Months Ended June 26, 2005
		Tax		Total
	Pro Forma	Adjustment	QSI	QUALCOMM
(a) Non-cash adjustments are comprised of:
Depreciation and amortization	$49	$—	$2	$51
Losses on derivative instruments	8	—	—	8
Other-than-temporary losses on marketable securities and other investments	1	—	—	1
Equity in losses of investees	—	—	7	7
Non-cash income tax expense (benefit)	182	(16)	(50)	116
Other non-cash charges and (credits)	(2)	—	1	(1)

Total non-cash adjustments	$238	$(16)	$(40)	$182

	Nine Months Ended June 26, 2005
		Tax		Total
	Pro Forma	Adjustments	QSI	QUALCOMM
(b) Non-cash adjustments are comprised of:
Depreciation and amortization	$140	$—	$4	$144
(Gains) or losses on derivative instruments	12	—	(3)	9
Other-than-temporary losses on marketable securities and other investments	7	—	—	7
Equity in losses of investees	—	—	24	24
Non-cash income tax expense (benefit)	460	(71)	(70)	319
Other non-cash charges and (credits)	4	—	(1)	3

Total non-cash adjustments	$623	$(71)	$(46)	$506

	Three Months Ended June 27, 2004
			Total
	Pro Forma	QSI	QUALCOMM
Net cash provided (used) by operating activities	$466	$(4)	$462

Capital expenditures	(76)	—	(76)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$390	$(4)	$386

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 19 of 21

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)
ASSETS

	June 26,	September 26,
	2005	2004
Current assets:
Cash and cash equivalents	$1,360	$1,214
Marketable securities	4,357	4,768
Accounts receivable, net	634	581
Inventories	187	154
Deferred tax assets	418	409
Other current assets	143	101

Total current assets	7,099	7,227
Marketable securities	2,147	1,653
Property, plant and equipment, net	905	675
Goodwill	525	356
Deferred tax assets	385	493
Other assets, net	517	416

Total assets	$11,578	$10,820

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$259	$286
Payroll and other benefits related liabilities	173	194
Unearned revenue	173	172
Other current liabilities	228	242

Total current liabilities	833	894
Unearned revenue	158	170
Other liabilities	140	92

Total liabilities	1,131	1,156

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at June 26, 2005 and September 26, 2004	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,628 and 1,635 shares issued and outstanding at June 26, 2005 and September 26, 2004, respectively	—	—
Paid-in capital	6,471	6,940
Retained earnings	3,938	2,709
Accumulated other comprehensive income	38	15

Total stockholders’ equity	10,447	9,664

Total liabilities and stockholders’ equity	$11,578	$10,820

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 21 of 21

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 26,	June 27,	June 26,	June 27,
	2005	2004 (a)	2005	2004 (a)
Revenues:
Equipment and services	$882	$888	$2,708	$2,560
Licensing and royalty fees	476	453	1,404	1,203

	1,358	1,341	4,112	3,763

Operating expenses:
Cost of equipment and services revenues	389	369	1,204	1,074
Research and development	259	194	740	513
Selling, general and administrative	150	156	452	409

Total operating expenses	798	719	2,396	1,996

Operating income	560	622	1,716	1,767

Investment income, net	126	46	307	114

Income from continuing operations before income taxes	686	668	2,023	1,881
Income tax expense	(126)	(182)	(418)	(543)

Income from continuing operations	560	486	1,605	1,338

Loss from discontinued operations	—	—	—	(11)

Net income	$560	$486	$1,605	$1,327

Basic earnings per common share from continuing operations	$0.34	$0.30	$0.98	$0.83
Basic loss per common share from discontinued operations	—	—	—	(0.01)

Basic earnings per common share	$0.34	$0.30	$0.98	$0.82

Diluted earnings per common share from continuing operations	$0.33	$0.29	$0.95	$0.80
Diluted loss per common share from discontinued operations	—	—	—	—

Diluted earnings per common share	$0.33	$0.29	$0.95	$0.80

Shares used in per share calculations:
Basic	1,633	1,622	1,640	1,612

Diluted	1,683	1,682	1,697	1,669

Dividends per share paid	$0.09	$0.05	$0.23	$0.12

Dividends per share announced	$0.09	$—	$0.23	$0.12

(a)	We effected a two-for-one stock split in August 2004. All references to number of shares and per share amounts reflect the stock split.

QUALCOMM Announces Third Quarter Fiscal 2005 Results	Page 22 of 21

QUALCOMM Incorporated
Reconciliation of Pro Forma Results to GAAP Results
for 2004 Periods for Comparative Purposes

			Nine months
	Three months ended		ended	Year ended
	September 26,	June 27,	June 27,	September 26,
(in millions, except per share data)	2004	2004	2004	2004
Prior Method of Recording Royalties
Estimate of estimated licensees for prior period	$253	$237	$151	$151
Royalties reported by estimated licensees for prior period	255	264	208	208

Prior period variance included in reporting period	2	27	57	57
Other royalties reported in reporting period	99	109	731	1,084
Estimate for estimated licensees for current period	—	253	253	—

Total QTL royalty revenues from external licensees	101	389	1,041	1,141
Intercompany revenue	36	33	95	132
License revenue	14	15	45	59

Total QTL revenue using Prior Method		$436	$1,180
Total QTL revenue including prospective change to New Method in Q4 ‘04	$151			$1,331

New Method of Recording Royalties
Total royalties reported by external licensees (a)	$354	$373	$939	$1,292
Intercompany revenue	36	33	95	132
License revenue	14	15	45	59

Total QTL revenue using New Method	$404	$420	$1,078	$1,483

Difference between the methods	$(253)	$16	$102	$(151)

QTL earnings before tax using Prior Method		$398	$1,084
QTL earnings before tax including prospective change to New Method in Q4’04	$111			$1,195
Less: Difference between the royalty methods	$(253)	$16	$102	$(151)

QTL earnings before tax using New Method	$364	$382	$982	$1,346

Total QCOM revenues as reported under GAAP	$1,118	$1,341	$3,763	$4,880
Less: Difference between the royalty methods	(253)	16	102	(151)

Total QCOM revenues using New Method	1,371	1,325	3,661	5,031
Total QCOM revenues and QCOM pro forma revenues	$1,371	$1,325	$3,661	$5,031

TOTAL QCOM earnings from continuing operations before taxes as reported under GAAP	$431	$668	$1,881	$2,313
Less: earnings from continuing operations before taxes attributed to difference between the royalty methods	$(253)	$16	$102	$(151)

Total QCOM earnings from continuing operations before taxes using New Method	$684	$652	$1,779	$2,464
Less: QSI earnings from continuing operations before taxes (c)	$11	$(12)	$(42)	$(31)
QCOM pro forma earnings from continuing operations before taxes (c)	$673	$664	$1,821	$2,495

TOTAL QCOM net income as reported under GAAP	$393	$486	$1,327	$1,720
Less: Net income attributed to difference between the royalty methods (b)	(154)	10	62	(92)

Total QCOM net income using New Method	547	476	1,265	1,812
Less: QSI net income (loss) (c)	48	(4)	(36)	12
QCOM pro forma net income (c)	$499	$482	$1,302	$1,800

QCOM diluted EPS as reported under GAAP	$0.23	$0.29	$0.80	$1.03

EPS attributed to difference between the royalty methods	$(0.09)	$0.01	$0.04	$(0.06)

Total QCOM diluted EPS using New Method	$0.32	$0.28	$0.76	$1.08
EPS attributed to QSI (c)	$0.03	$(0.00)	$(0.02)	$0.01
QCOM pro forma diluted EPS (c)	$0.30	$0.29	$0.78	$1.07

Shares previously used for diluted EPS	n/a	841	835	n/a
Adjusted for stock split	1,692	1,682	1,669	1,675

(a)	Represents royalty revenue that would have been reported during the period if the “New Method” had been adopted retroactively.
Does not represent royalty revenue recognized under GAAP in these periods.

(b)	QTL’s rounded effective tax rate was 39% in fiscal 2004 .

(c)	During the first quarter of 2005, the Company reorganized its MediaFLO USA business into the QSI segment. The operating expenses related to the MediaFLO USA business were included in reconciling items through the end of fiscal 2004. Prior period segment information has been adjusted to conform to the new segment presentation.

All EPS amounts have been adjusted to reflect the 2:1 stock split that was effected during the fourth quarter of fiscal 2004.

QTL revenues as reported under GAAP and using the New Method are presented to illustrate the difference between the Prior Method used for royalties prior to the fourth quarter of fiscal 2004 and the New Method implemented starting in the fourth quarter of fiscal 2004.

Sums may not equal totals due to rounding.